Exhibit 5.1

November 2, 2020

Leslie’s, Inc.

2005 East Indian School Road

Phoenix, Arizona 85016

Ladies and Gentlemen:

We are acting as special counsel to Leslie’s, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”), covering the offering of up to 18,650,000 shares of common stock, par value $0.001 per share, of the Company (the “Plan Shares”) pursuant to the Leslie’s, Inc. 2020 Omnibus Incentive Plan (the “Plan”).

In reaching the opinion set forth herein, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, records, certificates, resolutions and other instruments as we have considered necessary or advisable for purposes of this opinion letter, including (i) the Company’s Fifth Amended and Restated Certificate of Incorporation, as certified by the Secretary of State of the State of Delaware on November 2, 2020 (the “Certificate of Incorporation”), (ii) the Amended and Restated By-laws of the Company, as currently in effect, (iii) the Registration Statement and the exhibits thereto, (iv) certain resolutions adopted by the Board of Directors of the Company and (v) the Plan, and we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies.

We have assumed (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the due authorization, execution and delivery of all documents by the parties thereto other than the Company, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to authentic original documents of all documents submitted to us as copies, (vi) that all information contained in all documents reviewed by us is true, correct and complete, and (vii) that the Plan Shares will be issued in accordance with the terms of the Plan. We have not independently established or verified any facts relevant to the opinion expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others as to factual matters.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth herein and having due regard for the legal considerations we deem relevant, we are of the opinion that the Plan Shares are duly authorized and when the Plan Shares are issued pursuant to and in accordance with the terms and conditions of the Plan and the instruments executed pursuant to the Plan, as applicable, the Plan Shares will be validly issued, fully paid and non-assessable.

Our opinion expressed above is subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware.

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November 2, 2020

We have relied without independent investigation upon, among other things, an assurance from the Company that the number of shares which the Company is authorized to issue in the Certificate of Incorporation exceeds the number of shares outstanding and the number of shares which the Company is obligated to issue (or had otherwise reserved for issuance) for any purposes other than issuances of the Plan Shares by at least the number of Plan Shares and we have assumed that such condition will remain true at all future times relevant to this opinion.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Plan Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof. We assume no obligation to revise or supplement this opinion should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

Sincerely,

/s/ KIRKLAND & ELLIS LLP

KIRKLAND & ELLIS LLP